                                                                    EXHIBIT 4.2

        FIRST AMENDMENT TO CREDIT AGREEMENT AND RATIFICATION OF GUARANTY

         THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND RATIFICATION OF GUARANTY (this "First Amendment"), dated as of November 10, 2003, among OPRYLAND HOTEL - FLORIDA LIMITED PARTNERSHIP, a Florida limited partnership, and OPRYLAND HOTEL - TEXAS LIMITED PARTNERSHIP, a Delaware limited partnership (collectively, "Co-Borrowers"), Gaylord Entertainment Company, a Delaware corporation ("Parent Guarantor"), the Lenders from time to time party to the Credit Agreement referred to below (collectively, the "Lenders"), DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent (the "Administrative Agent") and the undersigned Subsidiary Guarantors. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement referred to below.

                                   WITNESSETH:

         WHEREAS, Co-Borrowers, Parent Guarantor, the Administrative Agent and the Lenders entered into that certain Credit Agreement, dated as of May 22, 2003 (as amended hereby and as further amended, modified or supplemented from time to time, the "Credit Agreement");

         WHEREAS, Parent Guarantor is considering issuing senior unsecured notes in an aggregate principal amount not to exceed $300,000,000.00 (as more particularly described herein, the "Senior Notes");

         WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of August 4, 2003 (the "Merger Agreement"), among Parent Guarantor, Get Merger Sub, Inc., a wholly owned subsidiary of Parent Guarantor ("GET Sub") and ResortQuest International, Inc., a Delaware corporation ("RZT"), it is anticipated that GET Sub will be merged with and into RZT with RZT continuing as the surviving corporation and a wholly owned subsidiary of Parent Guarantor (the "Merger");

         WHEREAS, Parent Guarantor desires to use the proceeds of the Senior Notes to prepay certain Indebtedness of Co-Borrowers, Parent Guarantor and certain of its Subsidiaries, including, upon consummation of the Merger, certain Indebtedness of RZT;

         WHEREAS, Co-Borrowers, Parent Guarantor and the Subsidiary Guarantors have requested that the Administrative Agent and the Lenders consent to the issuance of the Senior Notes and agree to waive or modify certain provisions of the Credit Agreement in connection therewith; and

         WHEREAS, subject to the terms and conditions set forth below, the parties hereto wish to amend certain provisions of the Credit Agreement as provided herein.

         NOW, THEREFORE, in consideration of the foregoing, the agreements contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

I.       Conditions to the Effectiveness of this First Amendment.


         This First Amendment will be effective on the date on which all of the following conditions shall have been satisfied:

              1. each of the Co-Borrowers, Parent Guarantor, the Administrative Agent, the Lenders and the Subsidiary Guarantors shall have executed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent in accordance with Section 13.1 of the Credit Agreement;

              2. the Administrative Agent shall have received copies, each certified by the general partner, secretary or assistant secretary, as applicable, of each Co-Borrower, Subsidiary Guarantor and Parent Guarantor, of
(a) the Organizational Documents of each such Person and (b) consents, resolutions or other required actions authorizing the execution and delivery by such Person of this First Amendment and all other documents being executed and delivered in connection herewith to which such Person is a party, and such consents, resolutions or other actions shall be in form and substance reasonably satisfactory to the Administrative Agent;

              3. the Administrative Agent shall have received opinions from counsel to Co-Borrowers, Parent Guarantor and the Subsidiary Guarantors, each dated the date hereof and addressed to the Administrative Agent and the Lenders, which opinions shall cover such matters under the laws of such jurisdictions as the Administrative Agent may require and shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent; and

              4. Co-Borrowers and Parent Guarantor shall have paid (a) to the Administrative Agent all costs, fees and expenses (including, without limitation, the legal fees and expenses of Greenberg Traurig, LLP) payable to the Administrative Agent to the extent then due and (b) to the Administrative Agent for the account of the Lenders, a non-refundable amendment fee (the "Amendment Fee"), in consideration of this First Amendment, in an amount, for each Lender, equal to the product of (i) 12.5 basis points and (ii) the sum of such Lender's Term Loan Commitment and Revolving Loan Commitment.

II.      Consents and Waivers.

              1. Subject to and in accordance with the terms and conditions of this First Amendment, the Lenders hereby consent to (a) the issuance of up to $300,000,000.00 of Senior Notes and (b) the execution and delivery by the Co-Borrowers and the Subsidiary Guarantors of guarantees of payment (collectively, the "Note Guarantees") in respect of such Senior Notes, on the following terms:

                  (a) the Senior Notes shall be general unsecured obligations of Parent Guarantor;

                  (b) the Note Guarantees shall be unsecured and pari passu in right of payment with the Loans and the Guaranty;

                  (c) the Senior Notes will mature no earlier than the first anniversary of the Maturity Date;

                  (d) a portion of the proceeds of the Senior Notes (the "Note Deposit") will be deposited, upon receipt by Parent Guarantor, with a collateral agent (the "Collateral Agent") for the benefit of the holders of the Senior Notes pursuant to a pledge agreement (the "Pledge Agreement"), to secure Parent Guarantor's obligation to make the Special Redemption Payment (as hereinafter defined);

                  (e) the Indenture (the "Indenture") pursuant to which the Senior Notes will be issued will provide that if the Merger is not consummated on or before May 31, 2004 (the "Termination Date"), Parent Guarantor will be required to redeem a specified aggregate principal amount of Senior Notes at 101% of their aggregate principal amount, plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of redemption (such aggregate redemption consideration being referred to herein as the "Special Redemption Payment" and such date of redemption being referred to herein as the "Special Redemption Date");

                  (f) the Net Debt/Equity Proceeds of the Senior Notes together with Unrestricted Cash On Hand will be sufficient to make the payments and deposits described in Section II hereof and, if applicable, to make the Special Redemption Payment (if and to the extent that the Note Deposit is less than the Special Redemption Payment);

                  (g) Parent Guarantor hereby agrees to apply the Net Debt/Equity Proceeds of the Senior Notes to, among other things, make the payments and deposits described in Section II hereof and, upon consummation of the Merger and release of the Note Deposit to Parent Guarantor, to apply the Note Deposit to repayment of the RZT Debt, as hereinafter defined; and

                  (h) the Senior Notes, the Indenture, the Note Guarantees, the Pledge Agreement and all other documents, instruments and agreements evidencing the issuance of the Senior Notes and the other transactions described in this paragraph 1 (collectively, the "Senior Note Documents") shall be consistent with the terms and provisions set forth in this paragraph 1 and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

              2. The Administrative Agent and the Lenders hereby waive the provisions of the second sentence of Section 2.21(a) of the Credit Agreement solely in respect of the application of the Net Debt/Equity Proceeds of the up to $300,000,000.00 of Senior Notes described in the preceding paragraph 1; provided that:

                  (a) such Net Debt/Equity Proceeds are applied immediately upon receipt (except in the case of the Nashville Mezzanine Loan, applied no later than five Business Days after receipt) by Parent Guarantor to, among other things, (i) prepay the Nashville Mezzanine Loan in full, (ii) prepay the Subordinated Loans in full and (iii) make the Note Deposit with the Collateral Agent;

                  (b) in the event that more than $225,000,000.00 of Senior Notes is issued (any Senior Notes in excess of the first $225,000,000.00 of Senior Notes being referred to herein as "Additional Notes"), (i) the first $25,000,000.00 of Net Debt/Equity Proceeds of such

Additional Notes shall be applied, upon receipt by Parent Guarantor, to repay the Term Loan Reduction Advance (or, if and to the extent received prior to the making of the Term Loan Reduction Advance, such Net Debt/Equity Proceeds shall be held by Parent Guarantor and applied to repay the Term Loan Reduction Advance on the date it is made); (ii) the next $25,000,000.00 of Net Debt/Equity Proceeds of such Additional Notes shall be deposited, upon receipt by Parent Guarantor, in the Completion Reserve Account; and (iii) any remaining portion of Net Debt/Equity Proceeds of such Additional Notes may be utilized by Parent Guarantor for general corporate purposes.

                  (c) on the date of issuance of the Senior Notes, Parent Guarantor shall deposit cash in the Completion Reserve Account, as necessary to provide that the sum of (i) the amount on deposit in the Completion Reserve Account as of such date, without taking into account any Net Debt/Equity Proceeds of Additional Notes required to be deposited in the Completion Reserve Account pursuant to the preceding clause 2(b)(ii), and (ii) the Aggregate Available Commitment as of such date is equal to at least 100% of the Cost to Complete; and

                  (d) in the event that the Merger is not consummated on or before the Termination Date, Parent Guarantor shall make the deposit required by
Section V.2 hereof.

              3. The Administrative Agent and the Lenders hereby waive the provisions of Section 6.14(b) of the Credit Agreement solely insofar as is necessary (a) to permit the application of Net Debt/Equity Proceeds of the Senior Notes described in paragraph 1 of this Section II to the prepayment of the Subordinated Loans in full prior to the first anniversary of the Effective Date and to the prepayment in full of the Nashville Mezzanine Loan, (b) provided that the Note Deposit is made with the Collateral Agent and the Merger is consummated in accordance with the Merger Agreement, to permit the prepayment of the RZT Debt (as hereinafter defined) and (c) in the event the Note Deposit is made with the Collateral Agent and the Merger is not consummated on or prior to the Termination Date, to permit the Special Redemption Payment to be made on the Special Redemption Date.

              4. The Administrative Agent and the Lenders hereby acknowledge that (a) upon consummation of the Merger, Parent Guarantor may directly or indirectly assume certain Indebtedness of RZT in the maximum aggregate amount of $93,000,000.00 (the "RZT Debt") for a period not in excess of one Business Day and (b) the Note Deposit will be pledged to the Collateral Agent pursuant to the Pledge Agreement. The Administrative Agent and the Lenders hereby waive the provisions of Sections 6.14(a) and 6.19(a) of the Credit Agreement solely insofar as the same would otherwise prohibit (i) the direct or indirect assumption of the RZT Debt by Parent Guarantor upon consummation of the Merger for a period not in excess of one Business Day and (ii) the Pledge Agreement and the Liens created thereby.

              5.  The effectiveness of each of the consents and waivers in this
Section II is subject to (a) the condition precedent that the Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, a copy of a consent to prepayment of the Subordinated Loans executed and delivered by each of the Subordinated Lenders and (b) the condition subsequent that true, complete and correct copies of each of the Indenture, the Pledge Agreement, the Note Guarantees and all other material Senior Note

Documents shall be provided to the Administrative Agent within five Business Days after issuance of the Senior Notes.

III.     Amendments to the Credit Agreement With Regard to the Senior Notes.

              1. Upon issuance of the Senior Notes and application of the Net Debt/Equity Proceeds thereof as required by Section II hereof, all references in the Credit Agreement to "Nashville Loans" shall mean the Nashville Senior Loan only, and clause (iii) of Section 6.14(b) of the Credit Agreement shall be deleted.

              2. Upon issuance of the Senior Notes and application of the Net Debt/Equity Proceeds thereof as required by Section II hereof, Parent Guarantor shall furnish or cause to be furnished to the Administrative Agent for the benefit of the Lenders and other Holders of Secured Obligations:

                  (a) Instruments of Adherence, substantially in the form attached hereto as Exhibit A, executed by Gaylord Hotels, LLC, Opryland Hospitality, LLC and Opryland Hotel - Texas, LLC (collectively, the "Mezzanine Entity Instruments of Adherence");

                  (b) all financing statements, searches of public records, Organizational Documents, certifications and such other documents as the Administrative Agent shall reasonably require in connection with the Mezzanine Entity Instruments of Adherence;

                  (c) copies, each certified by the managing member, secretary or assistant secretary, as applicable, of Gaylord Hotels, LLC, Opryland Hospitality, LLC and Opryland Hotel - Texas, LLC, of (i) the Organizational Documents of each such Person and (ii) consents or other required actions authorizing the execution and delivery by such Person of the Mezzanine Entity Instrument of Adherence to which such Person is a party, and all such consents or other actions shall be in form and substance reasonably satisfactory to the Administrative Agent; and

                  (d) opinions of counsel to Gaylord Hotels, LLC, Opryland Hospitality, LLC and Opryland Hotel - Texas, LLC, addressed to the Administrative Agent, with respect to the authorization and enforceability of the Mezzanine Entity Instruments of Adherence and such other matters as the Administrative Agreement may require in connection therewith.

              3. Section 6.14(b) of the Credit Agreement is hereby amended by adding ", purchase, redeem or defease" after "prepay" in the sixth and seventh lines thereof.

              4. Upon issuance of the Senior Notes and application of the Net Debt/Equity Proceeds thereof as required by Section II hereof, Section 6.25 of the Credit Agreement shall be amended by deleting Section 6.25.4 thereof and substituting the following therefor:

                  "6.25.4 Maximum Senior Leverage Ratio. As of the last day of any Fiscal Quarter set forth below, Parent Guarantor shall not permit the ratio of (i) the Aggregate Outstanding Credit Exposure minus the cash balance in the Completion Reserve Account to (ii) aggregate Adjusted Net Operating Income for the Opryland Hotel Florida and for the Project to exceed the correlative ratio set forth below (the Aggregate

         Outstanding Credit Exposure to be determined as of such date and aggregate Adjusted Net Operating Income for the Opryland Hotel Florida and for the Project to be determined with reference to the last full four Fiscal Quarters preceding such date), provided that, for the purpose of such calculation, for each of the first four Fiscal Quarters ending after the Opening Date, Adjusted Net Operating Income for the Project shall be annualized (by multiplying Adjusted Net Operating Income related to the Project for the period from the Opening Date to the last day of such Fiscal Quarter by a fraction, the numerator of which is 365 and the denominator of which is the number of days in the period from the Opening Date through the last day of such Fiscal Quarter):


                        TEST DATE                                          MAXIMUM SENIOR LEVERAGE RATIO
                        ---------                                          -----------------------------
           Fiscal Quarter ending June 30, 2003                                       5.0 to 1.0
           Fiscal Quarter ending September 30, 2003                                  5.25 to 1.0
           Fiscal Quarter ending December 31, 2003                                   5.75 to 1.0
           Fiscal Quarter ending March 31, 2004                                      6.75 to 1.0
           Fiscal Quarter ending June 30, 2004                                       5.75 to 1.0
           Fiscal Quarter ending September 30, 2004                                  5.25 to 1.0
           Fiscal Quarter ending December 31, 2004                                   4.75 to 1.0
           Fiscal Quarters ending March 31, 2005 and thereafter                      4.0 to 1.0
                                                                                                       "

              5. Upon issuance of the Senior Notes and application of the Net Debt/Equity Proceeds thereof as required by Section II hereof, the Credit Agreement shall be amended as follows:

                  (a) The following shall be deleted from Section 2.21(a): "(i) 100% of all Net Cash Proceeds of Asset Sales and (ii)";

                  (b)  The last sentence of Section 2.21(a) shall be deleted;

                  (c) Sections 2.21(b) and (c) thereof shall be deleted and the following shall be substituted therefor:

                       "(b) If as of the last day of any calendar month after the Effective Date, the sum of the amount held in the Completion Reserve Account plus the then-undrawn amount of the Restricted RL Commitment is less than 100% of the Cost to Complete, Parent Guarantor and Co-Borrowers shall, on or before the tenth Business Day after each such date, deposit or cause to be deposited the amount of such shortfall, in cash, into the Completion Reserve Account. Not later than thirty (30) days after the end of each calendar month prior to the Final Completion Date, Co-Borrowers and Parent

         Guarantor shall deliver to the Administrative Agent a detailed statement of the aggregate amount of Available Sources and the Cost to Complete as of the end of the preceding calendar month. Such statement shall be accompanied by a certificate from an Authorized Officer of Parent Guarantor, dated as of the date of delivery, certifying that such statement is true, correct and complete in all material respects as of its date.

                  (c) Subject to Section 6.43, Texas Co-Borrower shall be permitted to request funds from the Completion Reserve Account for the purpose of paying or reimbursing Co-Borrowers for Approved Construction Costs in accordance with the procedures for disbursements from the Completion Reserve Account set forth in Section 4.2 hereof; provided, however, that in no event shall the amount held in the Completion Reserve Account ever be reduced to less than $10,000,000.00 prior to the Final Completion Date, except that, subject to Section 6.43, such $10,000,000.00 may be used from and after the date which is one day after the Substantial Completion Date for the purpose of paying any costs required to satisfy the Completion Conditions, other than Project Operating Expenses for the 6 month period ending on the Final Completion Date. In addition, if at any time prior to the Final Completion Date, the sum of the amount held in the Completion Reserve Account plus the then-undrawn amount of the Restricted RL Commitment is both (i) greater than 120% of the then Cost to Complete and (ii) greater than $10,000,000.00, and provided that no Default or Unmatured Default has then occurred and is continuing, then, subject to Section 6.43, any such excess funds may, at Texas Co-Borrower's election, be released and applied 50% to repayment of the Term Loans with the remaining 50% to be released to Co-Borrowers to be used for general corporate purposes in accordance with the terms hereof. Each repayment of Term Loans pursuant to this Section 2.21(c) shall effect a pro rata reduction in the then remaining scheduled amounts of mandatory repayments in respect of Term Loans pursuant to Section 2.2(c)."

              (d) Section 6.43(d) of the Credit Agreement shall be deleted and the following substituted therefor:

                  "Notwithstanding anything to the contrary in this Agreement, in no event shall the amount held in the Completion Reserve Account ever be reduced to less than $15,000,000.00 (other than by application of such amount to the Secured Obligations pursuant to Section 2.21(f)) prior to the first to occur of (i) the date on which the Project is open for business to the general public and accepting guests on a regular daily and nightly basis, provided that as of such date Adjusted Net Operating Income for Opryland Hotel Florida for the last full twelve months most recently ended is at least $30,000,000.00 and (ii) the date on which all Post-Closing Requirements have been met in accordance with this Section 6.43."

         "Restricted RL Commitment" means (a) prior to the increase in the Revolving Loan Commitments contemplated by Section IV.1(a) of this First Amendment, the Aggregate Available Commitment and (b) from and after such increase in the Revolving Loan Commitments, the $25,000,000.00 portion of the Aggregate Revolving Loan Commitment that has not been advanced and simultaneously applied to repayment of certain Term Loans pursuant to Section IV.1(c) of this First Amendment.

IV.      Amendments to Credit Agreement With Regard to the Merger.

              1. Upon the date (the "Merger Effective Date") on which (a) the Nashville Mezzanine Loan and the Subordinated Loans shall have been prepaid in full, (b) the Merger shall have been consummated and the RZT Debt shall have been repaid in full and (c) the Administrative Agent shall have received delivery of the RZT Pledge Agreements and the RZT Instruments of Adherence (as such terms are defined in paragraph 2 of this Section IV) and all other items required by paragraphs 2 and 3 of this Section IV, the following provisions of this First Amendment shall become effective:

                  (a) On the date (the "Reallocation Date") which is (i) the last day of the Interest Period in effect on the Merger Effective Date with respect to the largest principal amount of LIBO Rate Loans outstanding as of the Merger Effective Date or (ii) if none of the Loans is a LIBO Rate Loan as of the Merger Effective Date, the fifth Business Day after the Merger Effective Date, the aggregate Revolving Loan Commitments of the RL Lenders shall be increased from $25,000,000.00 to $50,000,000.00 and in connection therewith, Schedule 2 of the Credit Agreement shall be deemed amended by deleting the schedule of Revolving Loan Commitments contained therein and inserting in lieu thereof the schedule of Revolving Loan Commitments attached hereto as Exhibit B. Until the Final Completion Date has occurred (which, for the purpose of this sentence shall be deemed to have occurred notwithstanding that the condition described in clause (b) of the definition of "Completion" may not have occurred), the Restricted RL Commitment shall be available, subject to all applicable terms and provisions of the Credit Agreement, solely for the purpose of funding the Completion Reserve Account.

                  (b) The principal balance of Revolving Loans outstanding immediately prior to the increase in Revolving Loan Commitments pursuant to the preceding subparagraph (a) shall be reallocated among the RL Lenders such that from and after such increase in Revolving Loan Commitments, the outstanding principal balance of Revolving Loans due and payable to each RL Lender shall be equal to such RL Lender's Pro Rata Revolving Loans Share of the Aggregate Outstanding Credit Exposure with respect to Revolving Loans. On the Reallocation Date, those RL Lenders whose Revolving Loan Commitment has increased as shown on
Schedule 2 shall advance the funds necessary to effect the increase in their respective Pro Rata Revolving Loans Shares to the Administrative Agent and the funds so advanced shall be immediately thereafter distributed among the RL Lenders whose Pro Rata Revolving Loans Share has decreased as necessary to accomplish the required reallocation of outstanding Revolving Loans. The funds so advanced shall be Floating Rate Advances until converted to LIBO Rate Advances. To the extent such reallocation results in certain RL Lenders receiving funds which are applied to LIBO Rate Advances prior to the last day of the applicable Interest Period, then Co-Borrowers shall pay to the Administrative Agent for the account of the affected RL Lenders any amounts payable with respect thereto pursuant to Section 3.4 of the Credit Agreement.

                  (c) Immediately after the transactions contemplated by the preceding subparagraphs (a) and (b), $25,000,000.00 of the Aggregate Available Commitment shall be advanced to Co-Borrowers (such advance, the "Term Loan Reduction Advance"), and Co-Borrowers hereby direct that such amount be so advanced by simultaneously applying same to repayment of the Term Loans then held by the RL Lenders whose Revolving Loan Commitments were increased pursuant to the preceding subparagraph (a), such repayment to be applied to such Term Loans pro rata in accordance with the respective principal amounts thereof. Each such Term Lender's Term Loan Commitment shall be permanently reduced by the amount of such repayment. Such repayment of Term Loans shall not reduce the amount of, nor affect Co-Borrowers' obligation to make payment of, any mandatory repayments pursuant to Section 2.2(c) of the Credit Agreement.

                  (d) On the Reallocation Date, Co-Borrowers shall execute and deliver to the Administrative Agent new Revolving Notes for each RL Lender whose Revolving Loan Commitment has changed as provided in this Section IV.1, so that the maximum principal amount of such RL Lender's Revolving Note shall equal its Revolving Loan Commitment. The Administrative Agent shall promptly deliver such replacement Revolving Notes to the respective RL Lenders in exchange for the RL Notes replaced thereby, which shall be surrendered by such RL Lenders. Such new Revolving Notes shall provide that they are replacements of the surrendered RL Notes and that they do not constitute a novation, shall be dated as of the Reallocation Date and shall otherwise be in the form of the replaced Revolving Notes. On the date of issuance of new Revolving Notes pursuant to this Section IV.1(d), Co-Borrowers shall deliver an opinion of counsel, addressed to the RL Lenders and the Administrative Agent, relating to the due authorization, execution and delivery of such RL Notes and the enforceability thereof. The surrendered Revolving Notes shall be cancelled and returned to Co-Borrowers.

                  (e) The definition of "Collateral" in Article I of the Credit Agreement shall be amended by inserting "the Collateral, as defined in the RZT Pledge Agreement," immediately following "Accounts,".

                  (f) Section 6.14(a)(vi) of the Credit Agreement shall be amended by deleting "$50,000,000.00" and inserting in lieu thereof "$100,000,000.00".

                  (g) Section 6.14(a)(vii) of the Credit Agreement shall be amended by deleting "$15,000,000.00" and inserting in lieu thereof "$25,000,000.00".

                  (h) Section 6.14(a)(xii) of the Credit Agreement shall be amended by deleting "$10,000,000.00" and inserting in lieu thereof "$20,000,000.00".

                  (i) Clause (iv) of the first sentence of Section 6.18(a) of the Credit Agreement shall be deleted and the following substituted therefor:

                        "(iv) Investments ("Clause (iv) Investments"; which, for the purposes of this clause (iv), shall not include periodic capital contributions by Parent Guarantor to Opryland Hotel Nashville, LLC for the sole purpose of managing short-term cash-flow fluctuations, unless the aggregate amount of all such capital contributions is in excess of the aggregate amount of dividends made by Opryland Hotel Nashville, LLC to Parent Guarantor in any Facility Year, in which event such excess amount shall be included in "Investments" for such Facility Year, for purposes of this clause (iv)) by Parent Guarantor in any new ventures or in Subsidiaries of Parent Guarantor that are not

         Subsidiary Guarantors, not in excess of the following limitations (the "Investment Limitations"):

                        (A) $40,000,000.00 in the aggregate for any Facility Year until the Final Completion Date occurs (provided that, if the aggregate amount of Clause (iv) Investments made in any such Facility Year is less than $40,000,000.00, the difference obtained by subtracting such aggregate amount from $40,000,000.00 (each, a "Clause A Carryforward Amount") shall be deemed added to the $40,000,000.00 amount first set forth in this clause (A) for each subsequent Facility Year until the Final Completion Date occurs, subject to the limitation that the aggregate amount of all such Clause A Carryforward Amounts shall not exceed $20,000,000.00); and

                        (B) from and after the Final Completion Date, $50,000,000.00 in the aggregate for the Facility Year in which the Final Completion Date occurs and for each Facility Year thereafter (provided that, if the aggregate amount of Clause (iv) Investments made in any such Facility Year is less than $50,000,000.00, the difference obtained by subtracting such aggregate amount from $50,000,000.00 (each, a "Clause B Carryforward Amount") shall be deemed added to the $50,000,000.00 amount first set forth in this clause (B) for each subsequent Facility Year, subject to the limitation that the aggregate amount of all such Clause B Carryforward Amounts shall not exceed $20,000,000.00)."

                  (j) Clause (iii) of Section 6.18(b) shall be deleted and the following substituted therefor:

                        "(iii) Capital Expenditures (in addition to those described in the preceding clauses (i) and (ii)), including Capital Expenditures in respect of the Restaurant Facility, which in the aggregate, together with Investments which are permitted under clause
         (iv) of Section 6.18(a), are not in excess of the Investment Limitations."

                  (k) Schedule 5.1 of the Credit Agreement shall be amended by deleting the ownership chart attached thereto and inserting in lieu thereof the ownership chart attached hereto as Exhibit C.

              2. On the Merger Effective Date, as required by Section 6.18(a) of the Credit Agreement, Parent Guarantor shall furnish or cause to be furnished to the Administrative Agent for the benefit of the Lenders and other Holders of Secured Obligations:

                  (a) pledge agreements (collectively, the "RZT Pledge Agreements"), substantially in the form attached hereto as Exhibit D, executed by Parent Guarantor, RZT and each Subsidiary of RZT (collectively, the "RZT Subsidiaries");

                  (b) Instruments of Adherence, substantially in the form attached hereto as Exhibit A, executed by RZT and each of the RZT Subsidiaries (collectively, the "RZT Instruments of Adherence"). The RZT Instruments of Adherence shall be in lieu of the requirement contained in Section 6.18(a) of the Credit Agreement that each direct and indirect wholly-owned Subsidiary execute a guaranty of payment substantially in the form of the Guaranty;

                  (c) all financing statements, searches of public records, Organizational Documents, certifications, stock certificates and such other documents as the Administrative Agent shall reasonably require in connection with the RZT Pledge Agreements and the RZT Instruments of Adherence;

                  (d) copies, each certified by the general partner, managing member, secretary or assistant secretary, as applicable, of Parent Guarantor, RZT and the RZT Subsidiaries, of (i) the Organizational Documents of each such Person and (ii) consents, resolutions or other required actions authorizing the execution and delivery by such Person of the RZT Pledge Agreements and the RZT Instruments of Adherence to which such Person is a party, and such consents, resolutions or other actions shall be in form and substance reasonably satisfactory to the Administrative Agent; and

                  (e) opinions of respective counsel to Parent Guarantor, RZT and each of the RZT Subsidiaries, addressed to the Administrative Agent and the Lenders in form and substance reasonably satisfactory to the Administrative Agent, with respect to the authorization and enforceability of the RZT Pledge Agreements and the RZT Instruments of Adherence and such other matters as the Administrative Agreement may require in connection therewith.

V.       Miscellaneous Provisions.

              1. If the Senior Note Documents are not executed and delivered and the Senior Notes are not issued on or prior to December 31, 2003, the Lenders shall retain the Amendment Fee, and this First Amendment, except for the provisions of paragraph 3 of Section III and paragraphs 4, 5 and 6 of this
Section V, shall be void and of no force and effect.

              2. In the event the Senior Notes are issued, and the Merger is not consummated on or prior to the Termination Date, then, on the Special Redemption Date, Parent Guarantor shall immediately deposit or cause to be deposited into the Completion Reserve Account all Net Debt/Equity Proceeds of the Senior Notes, net of the payments described in clauses (i) and (ii) of paragraph 2(a) of Section II hereof and the Special Redemption Payment.

              3. The waivers and consents set forth herein are limited precisely as written, shall not extend to or affect any right or obligation not expressly waived, and shall not be deemed a consent or waiver to, or modification of, any other term or condition in the Credit Agreement, the Loan Documents or any of the documents referred to herein or therein. Except as expressly waived and consented to or amended hereby, the Credit Agreement remains in full force and effect and is hereby ratified and confirmed in all respects, it being understood that the Administrative Agent and the Lenders hereby expressly reserve all of their rights and remedies under the Credit Agreement, as amended hereby.

              4. In order to induce the Lenders to enter into this First Amendment, Co-Borrowers and Parent Guarantor hereby represent and warrant to each of the Lenders that (a) all of the representations and warranties contained in the Credit Agreement are true and correct on and as of the date hereof (unless such representations and warranties relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and (b) there exists no Default on and as of the date hereof.

              5. By signing below, Parent Guarantor and each of the Subsidiary Guarantors (a) acknowledges, consents and agrees to the execution and delivery by Co-Borrowers of this First Amendment, (b) ratifies and confirms its obligations under the Guaranty, which remains unmodified and in full force and effect, (c) acknowledges and agrees that its obligations under the Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by this First Amendment or by any of the transactions contemplated hereby, (d) represents and warrants that it has received and reviewed this First Amendment and (e) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, the Guaranty as a result of this First Amendment or otherwise.

              6. All costs and out-of-pocket expenses incurred by the Administrative Agent in connection with this First Amendment and the transactions contemplated hereby shall be reimbursed to the Administrative Agent by Co-Borrowers and Parent Guarantor, on demand.

              7. This First Amendment may not be amended, modified or otherwise changed in any manner except by a writing executed by all of the parties hereto.

              8. This First Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

              9. This First Amendment may be signed in any number of counterparts by the parties hereto, all of which taken together shall constitute one and the same instrument.

                      [SIGNATURE PAGES FOLLOW IMMEDIATELY]

         IN WITNESS WHEREOF, Co-Borrowers, Parent Guarantor, the Administrative Agent, the Lenders and the Subsidiary Guarantors have executed this First Amendment as of the date first above written.



                                      CO-BORROWER:

                                      OPRYLAND HOTEL - FLORIDA LIMITED
                                      PARTNERSHIP, a Florida limited partnership

                                      By: Opryland Hospitality, LLC, its general
                                          partner

                                          By: /s/ David C. Kloeppel
                                              ---------------------
                                              Name:  David C. Kloeppel
                                              Title:   Executive Vice President


                                      CO-BORROWER:

                                      OPRYLAND HOTEL - TEXAS LIMITED
                                      PARTNERSHIP, a Delaware limited
                                      partnership

                                      By: Opryland Hospitality, LLC, its general
                                          partner

                                          By: /s/ David C. Kloeppel
                                              ---------------------
                                              Name:  David C. Kloeppel
                                              Title:   Executive Vice President


                                      PARENT GUARANTOR:

                                      GAYLORD ENTERTAINMENT COMPANY,
                                      a Delaware corporation


                                      By: /s/ David C. Kloeppel
                                          ---------------------
                                          Name:  David C. Kloeppel
                                          Title: Executive Vice President and
                                                 Chief Financial Officer

                                   LENDERS:

                                   DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                   Individually and as the Administrative Agent


                                   By:      /s/ George R. Reynolds
                                       -----------------------------------------
                                       Name: George R. Reynolds
                                       Title: Vice President



                                   BANK OF AMERICA, N.A.


                                   By:      /s/ Roger C. Davis
                                       -----------------------------------------
                                       Name: Roger C. Davis
                                       Title: Principal / Portfolio Manager



                                   CIBC INC.


                                   By:      /s/ Paul J. Chakmak
                                       -----------------------------------------
                                       Name: Paul J. Chakmak
                                       Title: Managing Director
                                              CIBC World Markets Corp., AS AGENT


                                   iSTAR DB SELLER, LLC, a Delaware limited liability company

                                   By:  iStar Financial Inc., a Maryland
                                        corporation, its sole Class A member


                                        By:     /s/ Peter K. Kofoed
                                            ------------------------------------
                                            Name: Peter K. Kofoed
                                            Title: Vice President

                                     FLEET NATIONAL BANK


                                     By:      /s/ Lori Y. Litow
                                         ---------------------------------------
                                         Name: Lori Y. Litow
                                         Title: Director



                                     MERRILL LYNCH CAPITAL, a Division of
                                     Merrill Lynch Business Financial
                                     Services Inc.


                                     By:      /s/ Kirk Booher
                                         ---------------------------------------
                                         Name: Kirk Booher
                                         Title: Vice President

                                         subject to final documentation to be
                                         received on Monday October 20th, 2003


                                     MIDFIRST BANK, a Federally Chartered
                                     Savings Association


                                     By:      /s/ Todd Wright
                                         ---------------------------------------
                                         Name: Todd Wright
                                         Title: Vice President



                                     RESTORATION FUNDING CLO, LTD.

                                     By:  Highland Capital Management, L.P., as
                                          Collateral Manager


                                          By:    /s/ Todd Travers
                                              ----------------------------------
                                              Name: Todd Travers
                                              Title: Senior Portfolio Manager
                                                     Highland Capital
                                                     Management, LP.


                                     CALIFORNIA PUBLIC EMPLOYEES'
                                     RETIREMENT SYSTEM

                                     By:  Highland Capital Management, L.P., as
                                          authorized representatives of
                                          the Board

                                          By:    /s/ Todd Travers
                                              ----------------------------------
                                              Name: Todd Travers
                                              Title: Senior Portfolio Manager
                                                     Highland Capital
                                                     Management, LP.


                                     GLENEAGLES TRADING LLC

                                     By:
                                         ------------------


                                         By:    /s/ Ann E. Morris
                                             ---------------------
                                             Name: Ann E. Morris
                                             Title: Asst. Vice President



                                     ELF FUNDING TRUST I

                                     By:  Highland Capital Management, L.P., as
                                          Collateral Manager


                                          By:    /s/ Todd Travers
                                              ----------------------------------
                                              Name: Todd Travers
                                              Title: Senior Portfolio Manager
                                                     Highland Capital
                                                     Management, LP.


                                     BLUE SQUARE FUNDING LIMITED SERIES 3


                                          By:    /s/ Alice L. Wagner
                                              -----------------------
                                              Name: Alice L. Wagner
                                              Title: Vice President

                                     KZH HIGHLAND - 2 LLC


                                          By:    /s/ Hi Hua
                                              ----------------------------------
                                              Name: Hi Hua
                                              Title: Authorized Agent



                                     PAMCO CAYMAN LTD.

                                     By:  Highland Capital Management, L.P., as
                                             Collateral Manager


                                          By:    /s/ Todd Travers
                                              ----------------------------------
                                              Name: Todd Travers
                                              Title: Senior Portfolio Manager
                                                     Highland Capital
                                                     Management, LP.


                                     ING PRIME RATE TRUST

                                     By:  Acltus Investment Management, Inc.,
                                            as its investment manager


                                          By:    /s/ Jason Groom
                                              ----------------------------------
                                              Name: Jason Groom
                                              Title: Vice President



                                     ING SENIOR INCOME FUND

                                     By:  Acltus Investment Management, Inc.,
                                            as its investment manager


                                          By:    /s/ Jason Groom
                                              ----------------------------------
                                              Name: Jason Groom
                                              Title: Vice President

                                  SUBSIDIARY GUARANTORS:


                                    CCK HOLDINGS, LLC, a Delaware limited
                                    liability company


                                    By: /s/ David C. Kloeppel
                                        ---------------------
                                        Name:  David C. Kloeppel
                                        Title: Executive Vice President


                                    CORPORATE MAGIC, INC., a Texas corporation

                                    By: /s/ David C. Kloeppel
                                        ---------------------
                                        Name:  David C. Kloeppel
                                        Title: Executive Vice President


                                    GAYLORD CREATIVE GROUP, INC., a Delaware corporation

                                    By: /s/ David C. Kloeppel
                                        ---------------------
                                        Name:  David C. Kloeppel
                                        Title: Executive Vice President


                                    GAYLORD INVESTMENTS, INC., a Delaware
                                    corporation

                                    By: /s/ David C. Kloeppel
                                        ---------------------
                                        Name:  David C. Kloeppel
                                        Title: Executive Vice President


                                    GAYLORD PROGRAM SERVICES, INC., a Delaware corporation

                                    By: /s/ David C. Kloeppel
                                        ---------------------
                                        Name:  David C. Kloeppel
                                        Title: Executive Vice President

                                    GRAND OLE OPRY TOURS, INC., a Tennessee
                                    corporation

                                    By: /s/ David C. Kloeppel
                                        ---------------------
                                        Name:  David C. Kloeppel
                                        Title: Executive Vice President


                                    OLH, G.P., a Tennessee general partnership

                                    By:  Gaylord Entertainment Company, a
                                         general partner

                                         By: /s/ David C. Kloeppel
                                             ---------------------
                                             Name:  David C. Kloeppel
                                             Title: Executive Vice President
                                             and Chief Financial Officer


                                    OLH HOLDINGS, LLC, a Delaware limited
                                    liability company

                                    By: /s/ David C. Kloeppel
                                        ---------------------
                                        Name:  David C. Kloeppel
                                        Title: Executive Vice President


                                    OPRYLAND ATTRACTIONS, INC., a Delaware
                                    corporation

                                    By: /s/ David C. Kloeppel
                                        ---------------------
                                        Name:  David C. Kloeppel
                                        Title: Executive Vice President


                                    OPRYLAND PRODUCTIONS, INC., a Tennessee
                                    corporation

                                    By: /s/ David C. Kloeppel
                                        ---------------------
                                        Name:  David C. Kloeppel
                                        Title: Executive Vice President

                                    OPRYLAND THEATRICALS, INC., a Delaware
                                    corporation

                                    By: /s/ David C. Kloeppel
                                        ---------------------
                                        Name:  David C. Kloeppel
                                        Title: Executive Vice President


                                    WILDHORSE SALOON ENTERTAINMENT VENTURES,
                                    INC., a Tennessee corporation

                                    By: /s/ David C. Kloeppel
                                        ---------------------
                                        Name:  David C. Kloeppel
                                        Title: Executive Vice President